Kewaunee Scientific Reports
Results for Second Quarter of Fiscal Year 2026

Exchange:    NASDAQ (KEQU)                Contact:    Donald T. Gardner III
                                    704/871-3274

STATESVILLE, N.C. December 10, 2025 – PRNewswire / Kewaunee Scientific Corporation (NASDAQ: KEQU) today announced results for its second quarter ended October 31, 2025.

Fiscal Year 2026 Second Quarter Results:

Sales during the second quarter of fiscal year 2026 were $70,096,000, an increase of 46.8% compared to sales of $47,764,000 from the prior year's second quarter. Pre-tax earnings for the quarter were $3,453,000 compared to $3,931,000 for the prior year quarter, a decrease of 12.2%. Net earnings were $2,445,000 compared to net earnings of $3,008,000 for the prior year quarter. EBITDA1 for the quarter was $5,790,000 compared to $4,883,000 for the prior year quarter. Diluted earnings per share were $0.82 compared to diluted earnings per share of $1.01 in the prior year quarter.

The Company’s order backlog was $192.9 million on October 31, 2025, as compared to $184.4 million on October 31, 2024, and $214.6 million on April 30, 2025.

Domestic Segment - Domestic sales for the quarter were $55,224,000, an increase of 51.7% from sales of $36,409,000 in the prior year quarter. Domestic segment net earnings were $3,597,000 compared to $4,524,000 in the prior year quarter. Domestic segment EBITDA was $6,712,000 compared to $6,838,000 for the prior year quarter. Segment profitability was impacted during the period by lower manufacturing volumes across the laboratory construction portion of the business, offset by the addition of Nu Aire, Inc. ("Nu Aire"), who had a strong quarter.

International Segment - International sales for the quarter were $14,872,000, an increase of 31.0% from sales of $11,355,000 in the prior year quarter. International segment net earnings were $641,000 compared to $356,000 in the prior year quarter. International segment EBITDA was $860,000 compared to $592,000 for the prior year quarter. International sales increased when compared to the prior year period due to the continued delivery of large projects that were booked in prior periods, a trend that continues from the Company's first quarter fiscal year 2026 results.

Corporate Segment – Corporate segment pre-tax net loss was $2,515,000 for the quarter, as compared to a pre-tax net loss of $2,444,000 in the prior year quarter. Corporate segment EBITDA for the quarter was ($1,782,000) compared to corporate segment EBITDA of ($2,547,000) for the prior year quarter. Corporate segment EBITDA improved year over year, largely driven by the inclusion of $1,540,000 of costs in the prior year period results directly
1 EBITDA is a non-GAAP financial measure. See the table below for a reconciliation of EBITDA and segment EBITDA to net earnings (loss), the most directly comparable GAAP measure.

CORPORATE OFFICES ● P. O. BOX 1842, STATESVILLE, NORTH CAROLINA 28687-1842 ● 2700 WEST FRONT STREET, STATESVILLE, NORTH CAROLINA 28677-2927
PHONE 704-873-7202 ● FAX 704-873-1275

related to the acquisition of Nu Aire, Inc., which closed on November 1, 2024. In the current year period, the Company also incurred costs related to its strategic investment in its Corporate platform. These ongoing strategic investments in people, processes, and technology are intended to continue building out the Company's Corporate platform to support future anticipated growth.

Total cash on hand on October 31, 2025, was $13,679,000, as compared to $17,164,000 on April 30, 2025. Working capital was $67,830,000, as compared to $59,965,000 at the end of the second quarter last year and $64,651,000 on April 30, 2025.

The Company had short-term debt of $4,914,000 as of October 31, 2025, as compared to $4,773,000 on April 30, 2025. Long-term debt was $58,164,000 on October 31, 2025, as compared to $60,730,000 on April 30, 2025. The building lease from the Company's December 2021 sale-leaseback transaction accounts for $26,205,000 of the long-term debt on October 31, 2025, and $26,632,000 of the long-term debt on April 30, 2025. Long-term debt, net of the sale-leaseback transaction, was $31,959,000 on October 31, 2025, as compared to $34,098,000 on April 30, 2025. The Company’s debt-to-equity ratio on October 31, 2025, was 0.88-to-1, as compared to 0.99-to-1 on April 30, 2025. The Company's debt-to-equity ratio, net of the sale-leaseback transaction, on October 31, 2025, was 0.50-to-1, as compared to 0.57-to-1 on April 30, 2025.

"As discussed in our prior earnings release, we expect volatility in project delivery timelines for the balance of the fiscal year and we saw that begin in quarter 2," said Thomas D. Hull III, Kewaunee's President and Chief Executive Officer. "Our quoting and booking activity remain strong, which is reflected in our backlog that remains near record levels, specifically for our Domestic segment. Nu Aire had strong financial performance in the quarter, which helped to offset this volatility in the legacy business, which is more tied to the construction market. This dynamic illustrates our strategy, which we recently launched with the acquisition of Nu Aire, to diversify through well-targeted acquisitions. This strategy will also allow us to provide a broader set of laboratory solutions to the market."

"While we still expect volatility in project delivery timing for the balance of this fiscal year," Hull continued, "we remain confident in the demand for our products and the strength of the markets we serve. Our current quoting activity gives us confidence that our backlog will remain strong through the end of the fiscal year, setting the company up for continuing success in fiscal 2027. Kewaunee's early repayment of the Seller Notes strengthens our balance sheet, positions us for further inorganic growth, and underscores our commitment to long-term value creation."

EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA Reconciliation
(Unaudited)
($ in thousands)

Quarter Ended October 31, 2024	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$4,524	$356	$(1,872)	$3,008
Add/(Less):
Interest Expense	413	19	10	442
Interest Income	—	(133)	(156)	(289)
Income Taxes	1,241	247	(572)	916
Depreciation and Amortization	660	103	43	806
EBITDA	$6,838	$592	$(2,547)	$4,883
Professional Fees[2]	—	—	1,540	1,540
Adjusted EBITDA	$6,838	$592	$(1,007)	$6,423

Quarter Ended October 31, 2025	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$3,597	$641	$(1,793)	$2,445
Add/(Less):
Interest Expense	311	10	740	1,061
Interest Income	(2)	(180)	(29)	(211)
Income Taxes	1,347	290	(722)	915
Depreciation and Amortization	1,459	99	22	1,580
EBITDA	$6,712	$860	$(1,782)	$5,790
Professional & Other Fees[3]	—	—	350	350
Adjusted EBITDA	$6,712	$860	$(1,432)	$6,140

Year to Date October 31, 2024	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$7,395	$819	$(3,013)	$5,201
Add/(Less):
Interest Expense	854	40	20	914
Interest Income	—	(307)	(329)	(636)
Income Taxes	2,005	526	(1,423)	1,108
Depreciation and Amortization	1,322	210	89	1,621
EBITDA	$11,576	$1,288	$(4,656)	$8,208
Professional & Other Fees[2]	—	—	2,270	2,270
Adjusted EBITDA	$11,576	$1,288	$(2,386)	$10,478

Year to Date October 31, 2025	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$8,319	$1,284	$(4,065)	$5,538
Add/(Less):
Interest Expense	624	23	1,472	2,119
Interest Income	(2)	(311)	(39)	(352)
Income Taxes	2,460	724	(1,508)	1,676
Depreciation and Amortization	2,887	195	47	3,129
EBITDA	$14,288	$1,915	$(4,093)	$12,110
Professional & Other Fees[3]	—	—	574	574
Adjusted EBITDA	$14,288	$1,915	$(3,519)	$12,684

2 Professional and other fees incurred during the three and six months ended October 31, 2024 related to the Company's acquisition of Nu Aire, Inc. ("Nu Aire"), which closed on November 1, 2024
3 Professional and other fees incurred during the three and six months ended October 31, 2025 related to the Company's integration of its newly acquired subsidiary, Nu Aire

Adjusted Consolidated Statement of Operations Reconciliation
(Unaudited)
($ in thousands, except per share amounts)

	Three Months Ended October 31,
	As Reported 2025	Professional & Other Fees[4]	Adjusted 2025	Adjusted 2024
Net sales	$70,096	$—	$70,096	$47,764
Cost of products sold	50,376	—	50,376	33,812
Gross profit	19,720	—	19,720	13,952
Operating expenses	15,613	350	15,263	8,302
Operating profit	4,107	350	4,457	5,650
Other income, net	407	—	407	263
Interest expense	(1,061)	—	(1,061)	(442)
Profit before income taxes	3,453	350	3,803	5,471
Income tax (benefit) expense	915	81	996	1,267
Net earnings	2,538	269	2,807	4,204
Less: Net earnings attributable to the non-controlling interest	93	—	93	7
Net earnings attributable to Kewaunee Scientific Corporation	$2,445	$269	$2,714	$4,197

Net earnings per share attributable to Kewaunee Scientific Corporation stockholders
Basic	$0.85	$0.09	$0.95	$1.46
Diluted	$0.82	$0.09	$0.91	$1.41

	Six Months Ended October 31,
	As Reported 2025	Professional & Other Fees[4]	Adjusted 2025	Adjusted 2024
Net sales	$141,200	$—	$141,200	$96,157
Cost of products sold	100,550	—	100,550	69,717
Gross profit	40,650	—	40,650	26,440
Operating expenses	31,733	574	31,159	17,485
Operating profit	8,917	574	9,491	8,955
Other income, net	575	—	575	590
Interest expense	(2,119)	—	(2,119)	(914)
Profit before income taxes	7,373	574	7,947	8,631
Income tax (benefit) expense	1,676	130	1,806	1,626
Net earnings	5,697	444	6,141	7,005
Less: Net earnings attributable to the non-controlling interest	159	—	159	52
Net earnings attributable to Kewaunee Scientific Corporation	$5,538	$444	$5,982	$6,953

Net earnings per share attributable to Kewaunee Scientific Corporation stockholders
Basic	$1.94	$0.16	$2.09	$2.43
Diluted	$1.86	$0.15	$2.01	$2.34
4 Professional and other fees incurred during the three and six months ended October 31, 2025 related to the Company's integration of its newly acquired subsidiary, Nu Aire, including the estimated tax impact

About Non-GAAP Measures

The Company includes non-GAAP financial measures such as adjusted net earnings and adjusted net earnings per share, in the information provided with this press release as supplemental information relating to its operating results. Adjusted net earnings represents GAAP net earnings adjusted for professional and other fees related to the integration of the Company's newly acquired subsidiary, Nu Aire, Inc., and the corresponding tax impact. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from the operating or non-GAAP financial information used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

EBITDA and Segment EBITDA are calculated as net earnings (loss), less interest expense and interest income, income taxes, depreciation, and amortization. Adjusted EBITDA and Adjusted Segment EBITDA are calculated as EBITDA or Segment EBITDA less the impact of the professional and other fees related to the Company's integration of its newly acquired subsidiary, Nu Aire, Inc., as discussed in more detail above. We believe EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA allow management and investors to compare our performance to other companies on a consistent basis without regard to interest expense and interest income, income taxes, depreciation, amortization or the costs incurred related to the integration of Nu Aire, Inc., which can vary significantly between companies depending upon many factors. EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA are not calculations based upon generally accepted accounting principles, and the method for calculating EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA can vary among companies. The amounts included in the EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA calculations, however, are derived from amounts included in the historical consolidated statements of operations. EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA should not be considered as alternatives to net earnings (loss) or operating earnings (loss) as an indicator of the Company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity.

About Kewaunee Scientific

Founded in 1906, Kewaunee Scientific Corporation is a recognized global leader in the design, manufacture, and installation of laboratory, healthcare, and technical furniture products. The Company’s products include steel and wood casework, fume hoods, adaptable modular systems, moveable workstations, stand-alone benches, biological safety cabinets, and epoxy resin work surfaces and sinks. The Company’s corporate headquarters are located in Statesville, North Carolina. Sales offices are located in the United States, India, Saudi Arabia, and Singapore. Three manufacturing facilities are located in Statesville serving the domestic and international markets, and one manufacturing facility is located in Bangalore, India serving the local, Asian, and African markets.

Kewaunee Scientific's newly acquired subsidiary, Nu Aire, is a leading manufacturer of biological safety cabinets, CO2 incubators, ultralow freezers, and other essential laboratory products that complement the Kewaunee Scientific portfolio. Founded in 1971, Nu Aire's headquarters and manufacturing facilities are located in Plymouth, Minnesota, with additional manufacturing capabilities located in Long Lake, Minnesota. The Company also maintains a warehouse partnership in the Netherlands and OEM partnerships in China.

Learn more at the companies' websites, located at https://www.kewaunee.com and https://www.nuaire.com/.

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All

statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions, and other important factors that could significantly impact results or achievements expressed or implied by such forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to: our ability to realize the benefits anticipated as a result of the Nu Aire acquisition; competitive and general economic conditions, including disruptions from government mandates, both domestically and internationally, as well as supplier constraints and other supply disruptions; changes in customer demands; technological changes in our operations or in our industry; dependence on customers’ required delivery schedules; risks related to fluctuations in the Company’s operating results from quarter to quarter; risks related to international operations, including foreign currency fluctuations; changes in the legal and regulatory environment; changes in raw materials and commodity costs; acts of terrorism, war, governmental action, and natural disasters and other Force Majeure events. The cautionary statements made pursuant to the Reform Act herein and elsewhere by us should not be construed as exhaustive. We cannot always predict what factors would cause actual results to differ materially from those indicated by the forward-looking statements. Over time, our actual results, performance, or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and harmful to our stockholders’ interest. Many important factors that could cause such a difference are described under the caption “Risk Factors,” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 30, 2025, which you should review carefully, and in our subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. These reports are available on our investor relations website at www.kewaunee.com and on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Kewaunee Scientific Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
($ and shares in thousands, except per share amounts)

	Three Months Ended October 31,		Six Months Ended October 31,
	2025	2024	2025	2024
Net sales	$70,096	$47,764	$141,200	$96,157
Cost of products sold	50,376	33,812	100,550	69,717
Gross profit	19,720	13,952	40,650	26,440
Operating expenses	15,613	9,518	31,733	19,431
Operating profit	4,107	4,434	8,917	7,009
Other income, net	407	(61)	575	266
Interest expense	(1,061)	(442)	(2,119)	(914)
Profit before income taxes	3,453	3,931	7,373	6,361
Income tax expense	915	916	1,676	1,108
Net earnings	2,538	3,015	5,697	5,253
Less: Net earnings attributable to the non-controlling interest	93	7	159	52
Net earnings attributable to Kewaunee Scientific Corporation	$2,445	$3,008	$5,538	$5,201

Net earnings per share attributable to Kewaunee Scientific Corporation stockholders
Basic	$0.85	$1.05	$1.94	$1.82
Diluted	$0.82	$1.01	$1.86	$1.75
Weighted average number of common shares outstanding
Basic	2,866	2,872	2,859	2,861
Diluted	2,990	2,974	2,977	2,971

Kewaunee Scientific Corporation
Condensed Consolidated Balance Sheets
($ in thousands)

	October 31, 2025	April 30, 2025
	(Unaudited)
Assets
Cash and cash equivalents	$12,594	$14,942
Restricted cash	1,085	2,222
Receivables, less allowances	59,017	62,384
Inventories	35,499	32,849
Prepaid expenses and other current assets	5,445	5,966
Total Current Assets	113,640	118,363
Net property, plant and equipment	23,155	23,174
Right of use assets	11,459	12,965
Deferred income taxes	3,831	3,994
Net intangible assets	17,063	17,831
Goodwill	12,487	12,487
Other assets	7,440	5,840
Total Assets	$189,075	$194,654

Liabilities and Stockholders' Equity
Short-term borrowings	$1,117	$986
Current portion of lease obligations	3,448	3,371
Current portion of financing liability	827	788
Current portion of term loan	2,903	2,903
Accounts payable	22,660	27,033
Other current liabilities	14,855	18,631
Total Current Liabilities	45,810	53,712
Long-term portion of lease obligations	7,592	8,946
Long-term portion of financing liability	26,205	26,632
Long-term portion of seller note	22,681	23,537
Long-term portion of term loan	8,960	10,412
Other non-current liabilities	6,110	5,170
Total Liabilities	117,358	128,409
Kewaunee Scientific Corporation Equity	69,852	64,457
Non-controlling interest	1,865	1,788
Total Stockholders' Equity	71,717	66,245
Total Liabilities and Stockholders' Equity	$189,075	$194,654